                                  EXHIBIT 3.1

                          CERTIFICATE OF AMENDMENT
                                   TO THE
                    RESTATED CERTIFICATE OF INCORPORATION
                                     OF
                               FTD CORPORATION

                    ------------------------------------

                   Pursuant to Section 242 of the General
                  Corporation Law of the State of Delaware

                    ------------------------------------

     FTD CORPORATION, a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

     FIRST: The first paragraph of Article FOURTH of the Corporation's Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

        FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 34,000,000 shares, consisting of (i) 30,000,000 shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"), (ii) 3,000,000 shares of Class B Common Stock, par value $.01 per share ("Class B Common Stock"), and (iii) 1,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"). The Class A Common Stock and Class B Common Stock are collectively referred to herein as "Common Stock."

     SECOND:  The foregoing amendment was duly adopted in accordance with
Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed in its corporate name this 31st day of May, 1995.

                                                FTD CORPORATION



                                                By:  -------------------------
                                                Name:  Veronica K. Ho
                                                Title:  Vice President

                              State of Delaware

                      Office of the Secretary of State

                        ----------------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "PERRY CAPITAL CORP.", CHANGING ITS NAME FROM "PERRY CAPITAL CORP." TO "FTD CORPORATION", FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF MAY, A.D. 1995, AT 12:30 O'CLOCK P.M.
     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.















                                        ------------------------------------
                                        Edward J. Freel, Secretary of State

                                        AUTHENTICATION:  7508774

                                        DATE:  05-17-95

                          CERTIFICATE OF AMENDMENT
                                   TO THE
                        CERTIFICATE OF INCORPORATION
                                     OF
                             PERRY CAPITAL CORP.

                    ------------------------------------

                   Pursuant to Section 242 of the General
                  Corporation Law of the State of Delaware

                    ------------------------------------

     Perry Capital Corp., a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

     FIRST: Article FIRST of the Corporation's Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

     FIRST:  The name of the corporation is FTD Corporation
(hereinafter the "Corporation").

     SECOND:  The foregoing amendment was duly adopted in accordance with
Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this 10th day of May, 1995.

                                                Perry Capital Corp.



                                                By:  -------------------------
                                                Name:  Gary K. Silberberg
                                                Title:  Vice President

                              State of Delaware

                      Office of the Secretary of State

                        ----------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "PERRY CAPITAL CORP.", FILED IN THIS OFFICE ON THE NINETEENTH DAY OF DECEMBER, A.D. 1994, AT 8:30 O'CLOCK A.M.















                                           ------------------------------------
                                           Edward J. Freel, Secretary of State

                                           AUTHENTICATION:  7496487

                                                      DATE:  05-05-95

                    RESTATED CERTIFICATE OF INCORPORATION
                                     OF
                             PERRY CAPITAL CORP.


     Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL"), Perry Capital Corp., a Delaware corporation (the "Corporation"), does hereby certify that the Corporation was organized in the State of Delaware on March 8, 1993 under that same name and that the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

     FIRST:  The name of the Corporation is Perry Capital Corp.

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL as set forth in Title 8 of the Delaware Code.

     FOURTH: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 5,000,000 shares, consisting of (i) 3,000,000 shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"), (ii) 1,000,000 shares of Class B Common Stock, par value $.01 per share ("Class B Common Stock"), and (iii) 1,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"). The Class A Common Stock and Class B Common Stock are collectively referred to herein as "Common Stock."

     The designations, powers, preferences and relative participating, optional or other special rights and the qualifications, limitations and restrictions thereof in respect of each class of capital stock of the Corporation are as follows:

A.   COMMON STOCK

     Except as otherwise provided in this Article FOURTH, the Class A Common Stock and the Class B Common Stock shall have the same rights and privileges and shall rank equally, share ratably and be identical in all respects as to all matters and shall be treated as one class of stock.

     1.   Dividends.

     Subject to the provisions of law and the rights of the holders of Preferred Stock and any other class or series of stock at the time outstanding having prior rights as to dividends or upon the distribution of any assets, the holders of shares of Common Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation (the "Board of Directors"), out of the assets of the Corporation legally available therefore, such dividends as may be declared from time to time by the Board of Directors; provided, however, that (i) if dividends are declared which are payable in shares of Class A Common Stock or Class B Common Stock, dividends shall be declared which are payable at the same rate on both classes of stock and the dividends payable in shares of Class A Common Stock shall be payable to holders of Class A Common Stock and the dividends payable in shares of Class B Common Stock shall be payable to holders of Class B Common Stock and (ii) if the dividends consist of other voting securities of the Corporation, the Corporation shall make available to each holder of Class B Common Stock, at such holder's request, dividends consisting of non-voting securities of the Corporation which are otherwise identical to the voting securities and which are convertible into or exchangeable for such voting securities on the same terms as the Class B Common Stock is convertible into Class A Common Stock.

     2.   Voting Rights.

     Except as otherwise required by law or as set forth in Article FOURTH, Section A.7, with respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, (i) the holders of the outstanding shares of the Class A Common Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of the Class A Common Stock standing in such holder's name and (ii) the holders of the outstanding shares of the Class B Common Stock shall not be entitled to cast any vote, either by class or in common with the Class A Common Stock, in respect of the outstanding shares of the Class B Common Stock standing in such holder's name.

     3.   Conversion.

     3A.  Conversion of Class B Common Stock.

     (i) Each holder of Class B Common Stock shall be entitled to convert into the same number of shares of Class A Common Stock any and all of the shares of such holder's Class B Common Stock at any time, except that no such shares of Class B Common Stock originally issued by the Corporation to a bank holding company or an affiliate of a bank holding company shall be converted into shares of Class A Common Stock by the original holder or any direct or indirect transferee thereof, unless such shares are being distributed, disposed of or sold in any one of the following transactions (each a "Conversion Event"):

     (a) such shares of Class B Common Stock are being sold in any public offering of such shares registered under the Securities Act of

     1933 or a public sale pursuant to Rule 144 of the Securities and Exchange Commission or any similar rule then in force;

           (b) such shares of Class B Common Stock are being sold (including by virtue of a merger, consolidation or similar transaction involving the Corporation) to a person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended (the "1934 Act")) if, after such sale, such person or group of persons in the aggregate would own or control securities of the Corporation which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors (provided that such sale has been approved by the Corporation's Board of Directors or a committee thereof);

           (c) such shares of Class B Common Stock are being sold (including by virtue of a merger, consolidation or similar transaction involving the Corporation) to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group of persons in the aggregate would own or control securities of the Corporation (excluding any Class B Common Stock converted and disposed of in connection with such Conversion Event) which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors; and

           (d) such shares of Class B Common Stock are being sold to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group of persons in the aggregate would not own, control or have the right to acquire more than two percent of the outstanding securities of any class of voting securities of the Corporation.

For purposes of this paragraph 3A, "person" shall include any natural person and any corporation, partnership, joint venture, trust, unincorporated organization and any other entity or organization.

           (ii) Each holder of Class B Common Stock shall be entitled to convert shares of Class B Common Stock in connection with any Conversion Event if such holder reasonably believes that such Conversion Event will be consummated, and a written request for conversion from any holder of Class B Common Stock to the Corporation stating such holder's reasonable belief that a Conversion Event will occur shall be conclusive and shall obligate the Corporation to effect such conversion in a timely manner so as to enable each such holder to participate in such Conversion Event. The Corporation will not cancel the shares of Class B Common Stock so converted before the tenth day following such Conversion Event and will reserve such shares until such tenth day for reissuance in compliance with the next sentence. If any shares of Class B Common Stock are converted into shares of Class A Common Stock in connection with a Conversion Event and such shares of Class A Common Stock are not actually distributed, disposed of or sold pursuant to such Conversion Event, such shares of Class A Common Stock shall be promptly converted back into the same number of shares of Class B Common Stock.

           3B.   Conversion Procedure.

           (i) Unless otherwise provided in connection with a Conversion Event, each conversion of shares shall be effected by the surrender of the certificates or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of Class B Common Stock stating that such holder desires to convert the shares, or a stated number of the shares, of such Class B Common Stock represented by such certificate or certificates into shares of Class A Common Stock. Unless otherwise provided in connection with a Conversion Event, each conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Class B Common Stock as such holder shall cease and the person or persons in whose name or names the certificate or certificates for shares of Class A Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Class A Common Stock represented thereby. In connection with any such conversion of shares of Class B Common Stock, the holder proposing to effect the conversion shall provide to the Corporation a certificate confirming that the conversion satisfies the requirements set forth in paragraph 3A.

           (ii) Promptly after the surrender of certificates and the receipt of written notice, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions (a) the certificate or certificates for the Class A Common Stock issuable upon such conversion and (b) a certificate representing any Class B Common Stock which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

           (iii) The issuance of certificates for Class A Common Stock upon conversion of Class B Common Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Class A Common Stock; provided, however, that if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Common Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax that may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

           (iv) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon the conversion of the Class B Common Stock, such number of shares of Class A Common Stock issuable upon the conversion of all outstanding shares of Class B Common Stock. All shares of Class A Common Stock which arc so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Class A Common Stock may be issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance, which will be immediately transmitted by the Corporation upon issuance).

           (v) The Corporation shall not close its books against the transfer of shares of Class A Common Stock in any manner which would interfere with the timely conversion of any shares of Class B Common Stock.

           3C.   Stock Splits.  If the Corporation in any manner subdivides or combines the outstanding shares of one class of Common Stock, the outstanding shares of the other class of Common Stock shall be proportionately subdivided or combined in a similar manner.

           4. Registration of Transfer. The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Common Stock. Upon the surrender of any certificate representing shares of any class of Common Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate, and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of such class as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance; provided, however, that if any such certificate is to be issued in a name other than that of the holder of the share or shares of Common Stock surrendered, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax that may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

           5. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

           6. Notices. All notices referred to herein shall be in writing, shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal executive offices and to any stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

           7. Amendment and Waiver. No amendment or waiver of any provision of Section A. of this Article FOURTH shall be effective without the prior approval of the holders of a majority of the then outstanding Class B Stock voting as a separate class.

B.   PREFERRED STOCK

     The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the DGCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation, or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

           FIFTH:   The following provisions are inserted for the management
of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

           (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

           (2) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless
     the By-Laws so provide.   A director shall hold office until the annual
     meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

           (3) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article FIFTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

           (4) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Restated Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

           (5) In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-laws of the Corporation, subject to the right of amendment or repeal by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of capital stock of the Corporation entitled to vote at any annual meeting or at any special meeting called for such purpose.

           SIXTH:   Whenever a compromise or arrangement is proposed between
this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor of receivers appointed for this Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths ( 3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

           SEVENTH:   Meetings of stockholders may be held within or without
the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

           EIGHTH:   The Corporation reserves the right to amend, alter,
change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

           NINTH:   Any director or the entire board of directors may be
removed, with or without cause, at any time by the holders of a majority of the shares then entitled to vote at an election of directors, and the vacancy in the board of directors caused by such removal may be filled by the stockholders at the time of such removal.

     IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate to be executed on its behalf this 19th day of December, 1994.


                                              PERRY CAPITAL CORP.



                                              By:
                                                 -------------------------
                                              Name:  Richard Perry
                                              Title:  President




Attest:



------------------------------
Name:  Ervin Shindell
Title:  Secretary, Perry Capital